FOR IMMEDIATE RELEASE

Contact:                                             Media Contact:
James B. Dale, Chief Financial Officer               Jerry Daly or Carol McCune
847-228-5401, x361                                   703-435-6293
jimdale@arlingtonhospitality.com                     jerry@dalygray.com



      ARLINGTON HOSPITALITY, INC. ANNOUNCES 2003 FIRST QUARTER RESULTS AND
          SAME-ROOM REVENUE, HOTEL DEVELOPMENT ACTIVITY FOR APRIL 2003



         ARLINGTON HEIGHTS, Ill., May 15, 2003 - Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a leading hotel development and management company, primarily of AmeriHost Inns, today announced results for the first quarter ended March 31, 2003.

         Revenues rose 6.8 percent to $19.2 million, up from $17.9 million in the same period a year earlier due primarily to an increase in hotel real estate sales and commissions and incentive and royalty sharing fees, partially offset by a decrease in revenues related to hotel operations.

         First quarter 2003 operating loss was $(1.3) million, compared to an operating loss of $(450,000) in the 2002 first quarter. Net loss was $(1.5) million, or $(0.30) per diluted share, compared to a net loss of $(758,000), or $(0.15) per diluted share during the same period a year earlier. The net loss was due primarily to an increase in seasonal hotel operating losses due to a more severe winter and unusually high energy costs at the company's hotels, the weak economy and growing concerns about a war in Iraq.

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Arlington Hospitality
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OPERATING RESULTS

                                                          Three Months Ended             Twelve Months Ended
                                                            March 31, 2003                  March 31, 2003
                                                            --------------                  --------------
    Occupancy - current period                                  49.7%                           58.8%
    Occupancy - prior period                                    49.9%                           56.2%
    Increase (decrease)                                         (0.4%)                           4.6%

    Average Daily Rate - current period                         $54.89                          $57.15
    Average Daily Rate - prior period                           $55.45                          $58.28
    Increase (decrease)                                         (1.0%)                          (1.9%)

    RevPAR - current period                                     $27.30                          $33.62
    RevPAR - prior period                                       $27.65                          $32.73
    Increase (decrease)                                         (1.4%)                           2.6%


         These results are presented on a "same-room" basis, and include the company's AmeriHost Inn hotels which have been open for at least 13 months during the period presented. Occupancy declined 0.4 percent to 49.7 percent, compared to the prior year's first quarter, and average daily rate (ADR) decreased 1 percent to $54.89. Revenue per available room (RevPAR) was $27.30, off 1.4 percent, compared to the 2002 first quarter.

         "As has been widely reported, the 2003 first quarter was difficult for the entire hotel industry," said Jerry Herman, Arlington Hospitality president and chief executive officer. "Our AmeriHost Inn hotels continued to outperform their segment of the lodging industry. While the midscale without food & beverage segment of the lodging industry reported a 1.7% decrease in RevPAR for the first quarter, according to Smith Travel Research, our 60 AmeriHost Inn properties opened more than 13 months realized a 1.4 percent decline in same-room RevPAR for the first quarter of 2003.

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Arlington Hospitality
Page 3

         "Business transient travel remained very soft but our leisure travel component held up well, especially our weekend business," he noted. "We attribute this to strong `backyard' marketing and a continued focus on building revenues in this tough economy. On a positive note, our results improved each month over the previous month, with March same-room RevPAR up 1.1 percent."

         Herman continued, "Margins also were under pressure during the quarter, primarily due to higher energy and insurance costs. However, we took proactive and aggressive measures to control costs, especially in labor scheduling and other variable costs. The results of these measures were seen by the end of March, as departmental expenses per room declined during the 2003 first quarter, compared to the same period a year earlier.

         "Cost containment will remain a priority. We are testing three property energy conservation systems and reviewing opportunities to further reduce real estate taxes, insurance and other costs. In addition, new approaches to revenue enhancement are also a priority, and we are focusing on new sales initiatives that include the Internet, the military/government markets and consortia," he said.

APRIL RESULTS

         Herman noted that April continued the pattern of a difficult operating environment, which was further impacted by the war in Iraq. "Our stabilized AmeriHost Inns continued to outperform the industry and our segment in April with same room RevPAR down only 1.1 percent, compared to industry RevPAR of negative 4 percent to 6 percent and our segment down 3 percent to 5 percent, according to preliminary Smith Travel Research estimates."

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Arlington Hospitality
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
                                                           One Month Ended               Twelve Months Ended
                                                            April 30, 2003                  April 30, 2003
                                                            --------------                  --------------
    Occupancy - current period                                  57.3%                           58.6%
    Occupancy - prior period                                    57.7%                           56.4%
    Increase (decrease)                                         (0.7%)                           3.9%

    Average Daily Rate - current period                         $56.06                          $57.17
    Average Daily Rate - prior period                           $56.23                          $58.11
    Increase (decrease)                                         (0.3%)                          (1.6%)

    RevPAR - current period                                     $32.11                          $33.48
    RevPAR - prior period                                       $32.44                          $32.79
    Increase (decrease)                                         (1.1%)                           2.1%


STRATEGIC PLAN UPDATE

         "We have made significant progress refining our strategic plan," Herman commented. "We intend to take advantage of our historic strengths in hotel development and to maximize the benefits of our relationship with Cendant Corporation (NYSE: CD), from which we receive significant development and royalty-sharing fees as part of our sale of the AmeriHost Inn brand name to Cendant in 2000."

         Herman noted that incentive and royalty-sharing fee revenue from Cendant increased 88 percent to $206,000 during the 2003 first quarter from the same period a year earlier. "While the fees currently are a small percentage of our results, our business plan focuses on increasing them substantially in the years ahead.

         "We now are evaluating the possible sale of a substantial portion of our non-AmeriHost Inn hotels and between 25 and 35 AmeriHost properties over the next two years," he said. "We have selected a national hotel broker to help us identify suitable properties and expect to present a finalized plan to our board

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Arlington Hospitality
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within the next two months. If adopted, we expect the successful implementation of this plan will have a significant positive impact on the company, including the reduction of debt levels and the generation of cash to pursue new hotel development and other strategic objectives, while also maximizing our fee income stream from Cendant."

REAL ESTATE ACTIVITY

         During the 2003 first quarter, Arlington Hospitality sold two company-owned hotels, located in Willows, Calif., and Battle Creek, Mich., and facilitated the sale of a hotel owned by a joint venture in Newark, Ohio. "The onset of the war created a pause in most of our real estate activities as lenders became more cautious until the outcome of the war was apparent," Herman said. "Several sales transactions in progress were delayed or cancelled. Since the major hostilities ceased, however, activity has picked up considerably. We currently have six properties under contract to sell, with significant interest in additional hotels."

HOTEL DEVELOPMENT

         Arlington Hospitality has taken preliminary steps to realign the company to be more focused on the expected rebound of hotel development. "We have refined our development criteria to include adding larger, secondary markets, particularly in the Midwest, where the AmeriHost brand has high consumer awareness, and in California. We have three sites under contract and are looking at six to eight additional sites.

         "We will ramp up our development pipeline as the industry rebounds over the next few quarters, and we are optimistic about the opportunities we see ahead. Development is at the bottom of the cycle, according to Lodging Econometrics, and there is demand for new product. As the economy rebounds, we

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Arlington Hospitality
Page 6

expect to see a substantial increase in the company's hotel development activities, subject to rigorous underwriting, site selection, and market criteria. With our development and construction expertise, our goal in the next few years is to build 10 to 15 new hotels annually."

         Herman noted that most of the company's future development will be through joint ventures. "Joint ventures will enable us to place the greatest number of properties under development in the shortest amount of time," he said. "Since the cessation of major hostilities in Iraq, we have seen a heightened interest by existing and potential joint venture partners."

         As announced earlier this week, Arlington Hospitality opened a 96-room AmeriHost Inn owned by a joint venture in Columbus, Ohio, near Rickenbacker Airport, and expects to open an 84-room, company-owned AmeriHost Inn in Redding, Calif., either late in the second or early in the third quarter 2003.

CENDANT RELATIONSHIP

         "We continue to work closely with Cendant to develop an aggressive growth strategy for the AmeriHost brand," Herman said. "We both agree that with development at a cyclical low, now is a good time to focus on expanding the brand."

CORPORATE LINE OF CREDIT FACILITY

         The company renewed its $6.5 million bank line of credit through April 30, 2004. Terms are prime plus 250 basis points, with a floor of 6.75 percent. As of March 31, 2003, Arlington had $6 million outstanding on the credit line.

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Arlington Hospitality
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STOCK PURCHASES

         The board of directors has authorized the company to buy back, at any time and without notice, up to 1 million shares of its common stock under certain conditions. The company did not purchase any shares of its common stock on the open market during the first quarter. However, certain senior management and board members have acquired approximately 75,000 common shares to date in 2003.

         Due to senior management travel obligations, the company will conduct a conference call on Monday, May 19, 2003 at 11:30 Eastern Time to review first quarter 2003 financial results and year-to-date progress, followed by a question and answer period. Stockholders and other interested parties may listen to the conference call by calling (800) 218-0713, pass code 538729. A recording of the call will be available by telephone until midnight on Monday, May 26, by dialing
(800) 405-2236, reference number 538729.

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels, primarily the AmeriHost Inn brand. Arlington Hospitality, Inc. currently owns or manages 72 properties in 17 states, including 62 AmeriHost Inn hotels, for a total of 5,305 rooms, with one additional AmeriHost Inn & Suites hotel under construction. The AmeriHost Inn brand is a mid-market, limited service hotel brand, created by Arlington in 1989 and sold to Cendant Corporation in 2000. The brand has approximately 100 properties located in 20 states. For more information about Arlington Hospitality, visit the company's web site at www.arlingtonhospitality.com.

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Arlington Hospitality
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         The statements appearing in this press release can be construed as forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including without limitation, risks relating to the development and operation of hotels, the timing, consummation and final terms of hotel sales, the availability of capital to finance growth, geopolitical events, competition and the historical cyclicality of the lodging industry.

                                       ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES
                                           CONSOLIDATED CONDENSED BALANCE SHEETS


                                                                              March 31,              December 31,
                                                                                2003                     2002
                                                                          ---------------         ----------------
                          ASSETS                                             (UNAUDITED)

Current assets:
    Cash and cash equivalents                                             $     4,345,504          $    3,969,515
    Accounts receivable                                                         2,387,653               2,064,463
    Notes receivable, current portion                                             100,000                 100,000
    Prepaid expenses and other current assets                                     959,606                 975,432
    Refundable income taxes                                                     2,179,948               1,574,776
    Costs and estimated earnings in excess of billings on
       uncompleted contracts                                                      767,629               1,479,101
                                                                          ---------------          --------------

         Total current assets                                                  10,740,340              10,163,287

Investments in and advances to unconsolidated
    hotel joint ventures                                                        4,292,450               4,291,504

Property and equipment, net                                                    94,958,370              99,611,340

Notes receivable, less current portion                                            927,708                 782,083

Deferred income taxes                                                           2,428,000               2,427,000

Other assets                                                                    2,484,400               2,658,500
                                                                          ---------------          --------------
                                                                          $   115,831,268          $  119,933,714
                                                                          ===============          ==============

           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                      $     2,928,478          $    3,965,028
    Bank line-of-credit                                                         5,980,000               6,384,287
    Accrued payroll and related expenses                                          871,916                 827,353
    Accrued real estate and other taxes                                         2,192,603               1,969,297
    Other accrued expenses and current liabilities                              1,651,431               1,974,350
    Current portion of long-term debt                                           5,243,995               4,038,301
                                                                          ---------------          --------------

         Total current liabilities                                             18,868,423              19,158,616

Long-term debt, net of current portion                                         69,352,642              72,203,688

Deferred income                                                                11,302,028              10,867,418

Minority interests                                                                294,313                 333,888

Shareholders' equity                                                           16,013,862              17,370,104
                                                                          ---------------          --------------
                                                                          $   115,831,268          $  119,933,714
                                                                          ===============          ==============


                                       ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                           FOR THE THREE MONTHS ENDED MARCH 31,
                                                        (UNAUDITED)


                                                                                2003                    2002
                                                                          ---------------         ----------------
Revenue:
     Hotel operations:
         AmeriHost Inn hotels                                             $     8,332,009          $    9,159,927
         Other hotels                                                           1,890,968               2,256,553
     Development and construction                                               1,479,978               1,803,750
     Hotel sales and commissions                                                6,443,290               3,359,867
     Management services                                                          111,154                 233,937
     Employee leasing                                                             517,407                 852,361
     Incentive and royalty sharing                                                205,655                 109,564
     Office building rental                                                       177,228                 161,670
                                                                          ---------------          --------------
                                                                               19,157,689              17,937,629
                                                                          ---------------          --------------
Operating costs and expenses:
     Hotel operations:
         AmeriHost Inn hotels                                                   7,359,119               7,285,328
         Other hotels                                                           2,372,159               2,889,300
     Development and construction                                               1,604,727               1,997,567
     Hotel sales and commissions                                                5,240,817               2,030,948
     Management services                                                           88,633                 154,530
     Employee leasing                                                             506,122                 820,637
     Office building rental                                                         1,552                  16,823
                                                                          ---------------          --------------
                                                                               17,173,129              15,195,133
                                                                          ---------------          --------------
                                                                                1,984,560               2,742,496

     Depreciation and amortization                                              1,352,623               1,323,689
     Leasehold rents - hotels                                                   1,334,977               1,481,812
     Corporate general and administrative                                         455,331                 387,159
     Impairment provision                                                         100,000                    -
                                                                          ---------------          --------------
Operating loss                                                                 (1,258,371)               (450,164)

Other income (expense):
     Interest expense                                                          (1,294,969)             (1,423,674)
     Interest income                                                              119,959                 123,830
     Other income (expense)                                                        (2,270)                 60,010
     Equity in net income and (losses) from unconsolidated joint ventures         (74,446)                 86,968
     Gain on sale of assets                                                          -                    327,076
                                                                          ---------------          --------------
Loss before minority interests and income taxes                                (2,510,097)             (1,275,954)

Minority interests in operations of consolidated
    subsidiaries and partnerships                                                  39,576                  13,203
                                                                          ---------------          --------------
Loss before income tax                                                         (2,470,521)             (1,262,751)

Income tax benefit                                                                988,000                 505,000
                                                                          ---------------          --------------
Net loss                                                                  $    (1,482,521)         $     (757,751)
                                                                          ===============          ==============

Net loss per share - diluted                                              $         (0.30)         $        (0.15)
                                                                          ===============          ==============

Weighted average shares outstanding - diluted basis                             5,005,395                5,126,181
                                                                          ===============          ===============